Exhibit 99.3

Ondas to Acquire Cyberhawk, Expanding into Critical Infrastructure Intelligence Through Software, Data and AI

95% cash funded transaction expands Ondas’ dual-use capabilities with an autonomous infrastructure intelligence platform combining scaled drone inspection services, AI-enabled asset analytics, and enterprise visualization software

Cyberhawk’s blue-chip utility and energy customer base underpins strong growth and high-reoccurring revenue in the industrial and critical infrastructure markets

Cyberhawk brings operations in 40 countries, 300+ customers, $45+ million in forecasted revenues in FY ending March 2027 with ~95% reoccurring revenue, high single digit EBITDA margins that management believes can expand to 25%+ by 2030 and $95 million backlog

WEST PALM BEACH, FL / June 18, 2026 / Ondas Inc. (Nasdaq: ONDS) (“Ondas” or the “Company”), a leading provider of advanced autonomous systems and next-generation defense and security technologies, announced today it has entered into a definitive agreement to acquire Cyberhawk, a global leader in critical infrastructure intelligence, drone-based inspection, visual data management and AI-enabled analytics serving utility, energy and industrial customers worldwide. Under the terms of the agreement, the transaction is valued at approximately $125 million. Approximately 95% of the purchase price will be funded in cash, with certain members of the Cyberhawk leadership team electing to roll approximately $5 million of proceeds into Ondas common stock, with a one-year lock-up, subject to certain exceptions. The acquisition is expected to close during the third quarter of 2026, subject to customary closing conditions and regulatory approvals.

Cyberhawk has established a market-leading critical infrastructure intelligence platform serving blue-chip customers including PG&E, Southern California Edison, Shell, SSE, ESB, Qatar Energy and Bechtel. The company has inspected more than 500,000 infrastructure assets and accumulated over 232 terabytes of proprietary infrastructure inspection data, creating a significant foundation for AI-driven analytics and operational intelligence.

The acquisition will propel Ondas into expanding industrial infrastructure markets, advancing its strategy to build a category-defining autonomous intelligence platform across defense, security and critical infrastructure sectors. By combining Cyberhawk’s infrastructure intelligence platform, proprietary data assets, AI-enabled analytics and cloud-based iHawk software with Ondas’ autonomous systems, mission automation technologies and sensing capabilities, the combined company is expected to deliver an integrated platform spanning autonomous data collection, digital-twin visualization, asset intelligence and AI-driven operational decision support. Increasingly, critical infrastructure resilience, energy security and industrial continuity are national security priorities, creating demand for integrated autonomous intelligence solutions across both government and commercial markets. The acquisition positions Ondas at the intersection of these converging markets.

“Cyberhawk is a market leader in critical infrastructure intelligence and represents a transformative addition to Ondas,” said Eric Brock, Chairman and CEO of Ondas. “The company has built a highly differentiated platform combining software, data, AI-enabled analytics and deep domain expertise across some of the world’s most important utility and energy networks. We believe critical infrastructure resilience, energy security and industrial continuity are increasingly national security priorities, creating a large and growing opportunity for integrated autonomous intelligence solutions.”

“The acquisition will significantly expand Ondas’ presence in critical infrastructure markets while strengthening our position as a dual-use technology company serving defense, security and industrial customers. We believe dual-use business models create powerful advantages through shared technology development, larger addressable markets, operational efficiencies, and broader customer adoption. By combining Cyberhawk’s leadership in infrastructure intelligence with Ondas’ autonomous systems, sensing and mission automation technologies, we believe we will create a category-defining autonomous intelligence platform that delivers substantial value for customers and shareholders.”

Founded in 2008, Cyberhawk has established a leadership position in critical infrastructure intelligence through its integrated software, analytics and inspection platform. The company’s cloud-native iHawk platform enables customers to visualize, manage and analyze complex infrastructure assets through digital-twin workflows, geospatial intelligence, asset tracking and AI-assisted analytics. Over nearly two decades, Cyberhawk has built a substantial proprietary dataset across utility, energy, renewable and industrial infrastructure environments, creating a powerful foundation for future AI-driven applications including predictive maintenance, defect detection and asset-health intelligence. iHawk serves as a system of record for infrastructure inspection, visualization and asset-health management across complex enterprise environments.

“Cyberhawk has been at the forefront of drone-enabled inspection since 2008”, said Chris Fleming, founder and CEO of Cyberhawk. “Long before the technology was widely understood. We built the company from the ground up, scaling globally and proving both the commercial model and the real-world value of autonomous inspection. Today, we’re excited to join forces with Ondas to accelerate the adoption of this technology—improving data quality while fundamentally reducing risk and human exposure across critical infrastructure.”

The acquisition is expected to provide Ondas with immediate scale in utility and energy infrastructure markets and expand the Company’s access to some of the world’s largest critical infrastructure operators. The combined platform is expected to create meaningful opportunities to deploy autonomous monitoring, AI-enabled analytics, digital-twin technologies and advanced sensing solutions across a growing installed base of enterprise customers. Longer term, Ondas believes the combination may support broader infrastructure intelligence applications integrating aerial, ground-based and stratospheric sensing capabilities across critical infrastructure environments.

“Cyberhawk represents a highly strategic addition to Ondas as we continue executing our growth plan around autonomous platforms, software, and integrated customer workflows,” said Mark Green, Global Head of Corporate Development and M&A at Ondas. “Cyberhawk brings a reoccurring revenue profile, strong customer retention, a differentiated software platform, and a leadership position in utility infrastructure intelligence. This acquisition is expected to create immediate customer and technology synergies, integrating Cyberhawk’s specialized software with Ondas’ core capabilities. Ultimately, this combination will further broaden our dual-use focus, strengthening our reach across both defense and critical infrastructure markets as we deliver end-to-end autonomous inspection and operational intelligence solutions at scale”.

Cyberhawk is expected to generate more than $45 million of revenue during its fiscal year ending March 2027 with high-single digit EBITDA margins which we expect will grow to 25%+ by 2030. This acquisition significantly enhances Ondas’ revenue scale and reoccurring revenue profile. The company generates approximately 95% reoccurring revenue through multi-year customer contracts and software subscriptions and maintains a backlog of $95 million across utility, renewable energy and energy infrastructure markets. While software represents a minority of Cyberhawk’s total revenue, its iHawk platform contributes disproportionately to profitability and provides significant opportunities for future growth through expanded analytics offerings, AI-enabled workflows and increased software adoption across the installed customer base.

Ondas believes Cyberhawk has established a powerful infrastructure intelligence flywheel in which proprietary inspection data, enterprise software workflows and AI-enabled analytics reinforce one another over time. The Company believes this combination of software, data assets, domain expertise and embedded customer relationships creates a differentiated platform that will be increasingly difficult to replicate as infrastructure intelligence markets continue to evolve.

Cyberhawk will continue operating its existing inspection, software and analytics businesses without interruption following closing. Ondas intends to support continued investment in Cyberhawk’s leadership team, global delivery capabilities, and cloud-based iHawk platform. The transaction is expected to accelerate Cyberhawk’s growth while preserving the customer focus, domain expertise and operational excellence that have defined the company since its founding.

Together, Ondas and Cyberhawk will build a category-defining autonomous intelligence platform that connects sensing, data collection, visualization, analytics and AI-driven decision support across defense, security and critical infrastructure markets worldwide.

Lincoln International LLP acted as exclusive financial advisor to shareholders of Cyberhawk Holdings Limited.

About Cyberhawk

Cyberhawk is a leading drone-based inspection and visualization software company serving critical infrastructure operators across utilities, energy, and industrial markets. Founded in 2008, the company provides end-to-end drone inspection services, AI-enabled data processing, and cloud-based visualization software through its iHawk platform. Cyberhawk has inspected more than 500,000 assets and built a large proprietary inspection-data repository used to support asset intelligence, workflow management, and decision-making across complex infrastructure environments.

About Ondas Inc.

Ondas Inc. (Nasdaq: ONDS) is a leading provider of autonomous systems, robotics, and mission-critical technologies for defense, homeland security, public safety, critical infrastructure, and industrial markets. The Company develops and deploys integrated unmanned and autonomous platforms across air, ground, and stratospheric environments, including autonomous drone systems, counter-UAS technologies, robotic ground systems, advanced unmanned aircraft and propulsion solutions, demining and engineering systems, and integrated sensing and communications technologies designed to support intelligence, surveillance, reconnaissance, security, and operational missions in complex environments. Ondas’ solutions are deployed globally by government, defense, and commercial customers to protect infrastructure, borders, transportation networks, personnel, and strategic assets.

For additional information on Ondas Inc., visit www.ondas.com.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Inc.

888-657-2377

ir@ondas.com

Media Contact for Ondas Inc.

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Inc.

preston.grimes@ondas.com

4